Exhibit 99.4

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with amendment no. 1 to the Annual Report of Harken Energy Corporation (the “Company”) on Form 10-K/A and the Annual Report on Form 10-K originally filed March 27, 2003 (collectively, the “Report”) for the period ending December 31, 2002 as filed with the Securities and Exchange Commission, I, Anna M. Williams, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Anna M. Williams
Anna M. Williams Vice President and Chief Financial Officer June 24, 2003